UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):   May 14, 2007
INVERNESS MEDICAL INNOVATIONS, INC.

(Exact name of registrant as specified in charter)

Delaware	1-16789	04-3565120

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
51 Sawyer Road, Suite 200, Waltham, Massachusetts 02453

(Address of Principal Executive Offices) (Zip Code)
(781) 647-3900

(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
     ☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
     ☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
     ☑    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
     ☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.   Other Events.
     On May 14, 2007, Inverness submitted a revised offer to acquire Biosite Incorporated (“Biosite”) for $92.50 per Biosite share, in a transaction structured as a cash tender offer. Under the terms of the revised offer, if the Acceptance Time (as defined in the proposed Agreement and Plan of Merger) shall not have occurred by the date that is 45 days from the date of signing of a definitive Agreement and Plan of Merger (the “Target Date”), Inverness would pay to Biosite an amount of cash equal to $0.015205 per day for each day during the period commencing on the day following the Target Date through the Acceptance Time.
     The foregoing summary is qualified in its entirety by reference to the copy of the revised offer letter delivered to Biosite on May 14, 2007, attached as Exhibit 99.1 hereto and incorporated herein by reference. Copies of revised commitment letters to finance Inverness’ proposal are attached as Exhibits 99.2 and 99.3 hereto and incorporated herein by reference. A copy of the proposed Agreement and Plan of Merger among Inverness Medical Innovations, Inc., Inca Acquisition, Inc., and Biosite Incorporated is attached as Exhibit 99.4 hereto and incorporated herein by reference.
     This report on form 8-K may contain forward-looking statements within the meaning of the federal securities laws. These statements reflect Inverness’ current views with respect to future events and are based on management’s current assumptions and information currently available. Actual results may differ materially due to numerous factors including, without limitation, risks associated with general competitive factors, market and economic conditions generally, the demand for the acquired products, the ability of Inverness to successfully develop and commercialize the acquired products, the risks and uncertainties described in Inverness’ annual report on Form 10-K, as amended, for the period ended December 31, 2006, and other factors identified from time to time in its periodic filings with the Securities and Exchange Commission (the “SEC”). Risks and uncertainties relating to the proposed transaction include, without limitation: volatility in the market price of Biosite’s common shares; the lack of assurance that regulatory approvals or exemptions will be obtained or the proposed offer conditions will be satisfied; the extent to which holders of common shares determine to tender their shares to any offer; Biosite will not terminate its merger agreement with Beckman Coulter, Inc.; Biosite will not enter into any definitive agreement with Inverness or, if entered into, that the terms of any agreement will be materially different from those described above; Inverness will not obtain the requisite debt financing for the transaction or, if obtained and the proposed transaction is consummated, Inverness would significantly increase its level of indebtedness; the anticipated benefits, including synergies and accretion, of the transaction will not be realized; the closing conditions to any transaction that may be entered into are not realized; and the proposed transactions will not be consummated. Inverness undertakes no obligation to update or revise any forward-looking statements contained herein.
Additional Information About the Proposed Transaction and Where to Find It:
This report is neither an offer to purchase nor a solicitation of an offer to sell shares of Biosite. The solicitation and the offer to buy Biosite common shares will only be made pursuant to an offer to purchase and related materials that Inverness intends to file with the SEC. INVESTORS AND SECURITY HOLDERS ARE URGED TO READ CAREFULLY, PRIOR TO MAKING ANY DECISIONS WITH RESPECT TO THE PROPOSED TENDER OFFER, THE TENDER OFFER STATEMENT ON SCHEDULE TO, THE OFFER TO PURCHASE AND ALL OTHER RELEVANT DOCUMENTS IF, AND WHEN, THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION, INCLUDING THE TERMS AND CONDITIONS OF THE PROPOSED TENDER OFFER. All such documents, if filed, would be available free of charge at the SEC’s website (www.sec.gov) or by directing a request to Biosite, 11030 Roselle St., San Diego, CA 92121 (619) 455-4808.

Participants in any solicitation that may occur in the event Inverness and Biosite enter into the proposed transaction:
In the event a transaction is entered into by and between Inverness and Biosite, Biosite and its directors, executive officers and other employees may be deemed to be participants in any solicitation of Biosite shareholders in connection with the proposed transaction.
Information about Biosite’s directors and executive officers is available in Biosite’s proxy statement for its 2006 annual meeting of stockholders, as filed with the SEC on April 28, 2006.
Item 9.01.   Financial Statements, Pro Forma Financial Information and Exhibits.
(d)	Exhibits.

99.1 Offer Letter, dated May 14, 2007, of Inverness Medical Innovations, Inc. to Biosite Incorporated

99.2 Commitment Letter among General Electric Capital Corporation, UBS Loan Finance LLC and Inverness Medical Innovations, Inc. dated May 14, 2007

99.3 Commitment Letter among UBS Loan Finance LLC, UBS Securities LLC, General Electric Capital Corporation and Inverness Medical Innovations, Inc. dated May 14, 2007

99.4 Proposed Agreement and Plan of Merger among Inverness Medical Innovations, Inc., Inca Acquisition, Inc., and Biosite Incorporated

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INVERNESS MEDICAL INNOVATIONS, INC.
Date: May 15, 2007	By:	/s/ Jay McNamara
Jay McNamara
Senior Counsel — Corporate & Finance